                                                                    Exhibit 32.1

Certification
Pursuant to Section 18 U.S.C. Section 1350,
as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Invacare Corporation (the "company") on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Gerald B. Blouch,  Interim Chief Executive Officer of the company, certify, pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Invacare Corporation

Date: November 5, 2010	By:	/s/ Gerald B. Blouch
Name: Gerald B. Blouch
Title: Interim Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Invacare Corporation and will be retained by Invacare Corporation and  furnished to the Securities and Exchange Commission or its staff upon request.